UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2015

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2015, Triple-S Management Corporation, on behalf of its wholly-owned managed care subsidiaries (collectively, the "Company"), entered into a Resolution Agreement with the Department of Health and Human Services (HHS), Office of Civil Rights (OCR) (the "Resolution Agreement") to settle all potential liabilities related to potential and actual breaches reported to OCR up to the date of execution of the Resolution Agreement, including various privacy-related incidents dating from 2010 that have been disclosed in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K. As part of the Resolution Agreement, the Company agreed to pay $3.5 million, without admitting any liability, and implement a three (3) year corrective action plan (the "CAP"). This amount had been included in the $5 million reserve disclosed in the Company’s most recent quarterly report on Form 10-Q. The CAP requires that, among other things, the Company conduct a comprehensive risk assessment and implement a risk management plan, develop and implement a process for evaluating environmental and operational changes regarding its ePHI system, review its policies and procedures for compliance with federal requirements and implement such revised policies and procedures and review its training materials and train its employees using such revised material. As a result of the Resolution Agreement, HHS agreed to release any actions it may have against the Company for all potential and actual breaches reported to OCR up to the date of execution of the Resolution Agreement. The release provided by HHS pursuant to the Resolution Agreement, however, would be ineffective to the extent the Company breaches its obligations under the CAP and does not cure such breach.

On November 20, 2015, the Company also reached a settlement agreement with the Puerto Rico Health Insurance Administration ("ASES" by its acronyms in Spanish) (the "ASES Settlement Agreement") related to any and all privacy related incidents reported to ASES up to the date of execution of the ASES Settlement Agreement, including, but not limited to, the "Notice of Intention of Imposition of Sanctions" issued by ASES on February 11, 2014 and previously disclosed by the Company in its quarterly reports on Form 10-Q and annual reports on Form 10-K. As part of the ASES Settlement Agreement, the Company did not admit any liability and agreed to pay ASES $1.5 million in full accord and satisfaction and settlement of any and all reported incidents. This amount had been included in the $5 million reserve disclosed in the Company’s most recent quarterly report on Form 10-Q. ASES agreed to desist from imposing the fines and/or sanctions included in the Notice of Intention, and to close and dismiss with prejudice all files related to the Notice of Intention and to the other incidents reported by the Company up to the date of execution of the ASES Settlement Agreement. ASES also agreed to not use or make reference to the ASES Settlement Agreement in the Company’s future dealings with ASES.

The foregoing summary of the terms and conditions of the Resolution Agreement and the ASES Settlement Agreement is subject to, and qualified in its entirety by, the full text of the Resolution Agreement and the ASES Settlement Agreement, respectively, each of which will be filed with the Company’s next periodic filing under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

November 25, 2015	By:	/s/ Ramón M. Ruiz Comas

Name: Ramón M. Ruiz Comas
Title: President & Chief Executive Officer